Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of November 12, 2018, is entered into by and among KBR, INC., a Delaware corporation (the “Borrower”), each Lender (as defined in the Credit Agreement (defined below)) party hereto, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement, dated as of April 25, 2018 (as amended hereby and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”), pursuant to which the Lenders have extended certain revolving and term facilities to the Borrower;

WHEREAS, the Borrower has requested certain amendments to certain terms of the Existing Credit Agreement as provided herein, and the Administrative Agent and each of the undersigned Lenders party hereto have agreed to such requests, subject to the terms and conditions of this Amendment; and

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement, as amended by this Amendment.

2.                                      Amendments to Credit Agreement.  Subject to the terms and conditions hereof and with effect from and after the Amendment Effective Date (defined below), the body of the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended pages to the Existing Credit Agreement attached hereto as Annex A.

3.                                      Representations and Warranties.  The Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)                                 the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) contravene the terms of any of the Borrower’s or any other Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower or any other Loan Party is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any other Loan Party or its property is subject; or (iii) violate any applicable Law, except, in the cases of clause (ii) and (iii) as could not reasonably be expected to have a Material Adverse Effect;

(b)                                 this Amendment has been duly executed and delivered by each the Borrower, and constitutes a legal, valid and binding obligation of the Borrower (and the Credit Agreement as amended hereby and each other Loan Document constitutes the legal, valid and binding obligation of each Loan

Party party thereto), in each case enforceable against the Borrower or such other Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)                                  after giving effect to transactions contemplated to occur on or prior to the Amendment Effective Date, the representations and warranties of each Loan Party contained in Article V of the Credit Agreement and each other Loan Document are true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, with respect to representations and warranties modified by materiality standards, in all respects) as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively;

(d)                                 no Default exists either before or after the effectiveness of this Amendment on the Amendment Effective Date.

4.                                      Effective Date.

(a)                                 This Amendment will become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent are satisfied:

(i)                                     the Administrative Agent and the Lenders shall have received, in form and substance reasonably satisfactory to them, each of the following:

(A)                               counterparts of this Amendment duly executed by (1) the Borrower, (2) the Administrative Agent, and (3) the Lenders necessary to constitute Required Lenders;

(B)                               (1) the documentation and other information with respect to each Loan Party that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, or by a Lender’s internal policies and (2) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower; and

(C)                               a certificate of a Responsible Officer of the Borrower certifying (1) as to the accuracy of the representations and warranties set forth in Section 3 above and (2) that since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect; and

(ii)                                  all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and/or its Affiliates (including the reasonable and documented fees, disbursements and other out-of-pocket charges of counsel (subject to the limitations set forth in Section 10.04(a)(i) of the Credit Agreement)) shall have been paid to the extent that the Borrower has received an invoice therefor at least three Business Days prior to the Amendment Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced).

(b)                                 For purposes of determining compliance with the conditions specified in this Section 4, each Lender that has executed this Amendment and delivered it to the Administrative Agent shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required under this Section 4 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to this Amendment being deemed effective by the Administrative Agent on the Amendment Effective Date specifying its objection thereto.

(c)                                  From and after the Amendment Effective Date, the Credit Agreement is amended as set forth herein.

(d)                                 Except as expressly amended and/or waived pursuant hereto, the Credit Agreement and each other Loan Document shall remain unchanged and in full force and effect and each is hereby ratified and confirmed in all respects, and any waiver contained herein shall be limited to the express purpose set forth herein and shall not constitute a waiver of any other condition or circumstance under or with respect to the Credit Agreement or any of the other Loan Documents.

(e)                                  The Administrative Agent will notify the Borrower and the Lenders of the occurrence of the Amendment Effective Date.

5.                                      No Novation; Reaffirmation.  Neither the execution and delivery of this Amendment nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation of the Existing Credit Agreement, the Credit Agreement or of any of the other Loan Documents or any obligations thereunder.  The Borrower (a) acknowledges and consents to all of the terms and conditions of this Amendment (including, without limitation, the amended pages to the Credit Agreement attached hereto as Annex I), (b) affirms all of its obligations under the Loan Documents, and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Loan Party’s obligations under the Loan Documents.

6.                                      Miscellaneous.

(a)                                 Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect.  All references in any Loan Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Amendment.  This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

(b)                                 This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Loan Party, and their respective successors and assigns.

(c)                                  THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.

(d)                                 This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties required to be a party hereto.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment may not be amended except in accordance with the provisions of Section 10.01 of the Credit Agreement.

(e)                                  If any provision of this Amendment, the Credit Agreement as amended hereby or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment, the Credit Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)                                   The Borrower agrees to pay in accordance with Section 10.04 of the Credit Agreement all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

(g)                                  This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

KBR, INC.

By:	/s/ Stuart J. B. Bradie
Name:	Stuart J. B. Bradie
Title:	President and Chief Executive Officer

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco
Name:	Anthea Del Bianco
Title:	Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Brandon Weiss
Name:	Brandon Weiss
Title:	Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

BANK OF NOVA SCOTIA, HOUSTON BRANCH, as Lender

By:	/s/ Scott Nickel
Name:	Scott Nickel
Title:	Director

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Patricia Oreta
Name:	Patricia Oreta
Title:	Director
Executed in New York

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

BNP Paribas, as a Lender

By:	/s/ Pierre-Nicholas Rogers
Name:	Pierre-Nicholas Rogers
Title:	Managing Director

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

CAPITAL ONE NATIONAL ASSOCIATION as a Lender

By:	/s/ Joshua Dearmon
Name:	Joshua Dearmon
Title:	Senior Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Peggy Sanders
Name:	Peggy Sanders
Title:	Sr. Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Aaron Lloyd
Name:	Aaron Lloyd
Title:	Director

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

HSBC BANK USA N.A., as a Lender

By:	/s/ Michael Bustios
Name:	Michael Bustios
Title:	Senior Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

MUFG BANK, LTD., as a Lender

By:	/s/ Katie Cunningham
Name:	Katie Cunningham
Title:	Director

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ Steven Dixon
Name:	Steven Dixon
Title:	Director

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

RIYAD BANK, HOUSTON AGENCY, as a Lender

By:	/s/ Michael Meiss
Name:	Michael Meiss
Title:	General Manager

By:	/s/ Manny Cafeo
Name:	Manny Cafeo
Title:	Vice President, Operations Manager

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

SANTANDER BANK, N.A., as a Lender

By:	/s/ Irv Roa
Name:	Irv Roa
Title:	Senior Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

Standard Chartered Bank, as a Lender

By:	/s/ Daniel Mattern
Name:	Daniel Mattern
Title:	Associate Director

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

Sumitomo Mitsui Banking Corporation, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

SunTrust Bank, as a Lender

By:	/s/ Anika Kris
Name:	Anika Kris
Title:	Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

UNITED BANK, as a Lender

By:	/s/ Edward J. Goedecke
Name:	Edward J. Goedecke
Title:	Senior Vice President

KBR, Inc.

Signature Pages

Amendment No.1 to Credit Agreement

ANNEX I

[Amended Pages to Credit Agreement Attached]

Execution Version

Annex A to Amendment No. 1

Published CUSIP Number: 48242YAG7

Revolving Loan Facility CUSIP Number: 48242YAH5

Performance Letter of Credit Facility CUSIP Number: 48242YAK8

Term A-1 Loan Facility CUSIP Number: 48242YAJ1

Term A-2 Loan Facility CUSIP Number: 48242YAM4

Term B Loan Facility CUSIP Number: 48242YAL6

CREDIT AGREEMENT

Dated as of April 25, 2018

(as amended by Amendment No. 1 to Credit Agreement dated as of November 12, 2018)

among

KBR, INC.,
as the Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

an L/C Issuer,

and

The Other Lenders Party Hereto

BNP PARIBAS,
CITIBANK, N.A.,
MUFG BANK, LTD.,
THE BANK OF NOVA SCOTIA,
SUNTRUST BANK and
BBVA COMPASS,
as Co-Syndication Agents

SUMITOMO MITSUI BANKING CORPORATION,
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,
BARCLAYS BANK PLC
CAPITAL ONE NATIONAL ASSOCIATION,
HSBC SECURITIES (USA) INC.,
CITIZENS BANK, NATIONAL ASSOCIATION and
STANDARD CHARTERED BANK,
as Co-Documentation Agents

SUMITOMO MITSUI BANKING CORPORATION,
REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK,
BARCLAYS BANK PLC,
CAPITAL ONE NATIONAL ASSOCIATION,
HSBC SECURITIES (USA) INC.,
CITIZENS BANK, NATIONAL ASSOCIATION and
STANDARD CHARTERED BANK,
as Co-Agents

BANK OF AMERICA, N.A.,
BNP PARIBAS SECURITIES CORP.,
CITIGROUP GLOBAL MARKETS INC.,
MUFG BANK, LTD.,
THE BANK OF NOVA SCOTIA,
SUNTRUST ROBINSON HUMPHREY, INC. and
BBVA SECURITIES INC.,
as Joint Lead Arrangers and Joint Bookrunners

i

SCHEDULES

1.01(a)	Existing Letters of Credit
1.01(b)	Project Finance Subsidiaries
1.01(c)	Letter of Credit Commitments
2.01	Commitments and Applicable Percentages
5.06	Disclosed Litigation
5.09	Environmental Matters
5.13	Subsidiaries; Equity Interests; Loan Parties
6.18	Post-Closing Matters
7.01	Existing Liens
7.02	Existing Indebtedness
7.03	Existing Investments
7.09	Burdensome Agreements
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of:

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Revolving Credit Note
C-2	Term A-1 Note
C-3	Term A-2 Note
C-4	Term B Note
D	Compliance Certificate
E	Assignment and Assumption
F	United States Tax Compliance Certificate
G	Solvency Certificate
H	Dutch Auction Procedures

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of April 25, 2018, among KBR, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer.

PRELIMINARY STATEMENTS:

The Borrower has requested that the Lenders provide a term A loan facility (consisting of a term A-1 and term A-2 facility), a term B loan facility, a revolving credit facility and a performance letter of credit facility, and the Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Accepting Lenders” has the meaning specified in Section 2.05(d).

“Acquisition” means the acquisition by KBRwyle Technology Solutions, LLC, a Delaware limited liability company and a Subsidiary of the Borrower, of all of the outstanding Equity Interests of the Target pursuant to the Acquisition Agreement.

“Acquisition Agreement” means that certain Equity Purchase Agreement, as amended, restated, supplemented or otherwise modified from time to time among KBRwyle Technology Solutions, LLC, a Delaware limited liability company, SGT, Inc., a Maryland corporation, SGT Holdings, Inc., a Maryland corporation (the “Seller”), the shareholders of the Seller party thereto, and Kamal S. Ghaffarian dated as of February 22, 2018, including all schedules and exhibits thereto.

“Act” has the meaning specified in Section 10.18.

“Additional Lender” means, as of any date of determination, any Person (other than an existing Lender) that qualifies as an Eligible Assignee and agrees to be a Lender under this Agreement in connection with any Incremental Increase.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrower and the Lenders.

1

(a)                                 all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                                 the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than Performance Contingent Obligations and any Guarantees thereof and contingent obligations under or relating to bank guaranties or surety, completion or performance bonds);

(c)                                  net obligations of such Person under any Swap Contract if and to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(d)                                 all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and other than any contingent earn-out obligation or other contingent obligation related to a Permitted Acquisition or an Investment or other acquisition permitted hereunder);

(e)                                  Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (other than a Lien of the type described in Section 7.01(i), (j) or (l)); provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person;

(f)                                   all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;

(g)                                  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any preferred stock (but excluding, in each case, any accrued dividends); and

(h)                                 all Guarantees of such Person in respect of any of the foregoing Indebtedness.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Guarantee of Indebtedness shall be determined in accordance with the definition of “Guarantee”. Notwithstanding the foregoing, Indebtedness of the Borrower and its Subsidiaries shall not include short-term intercompany payables between or among two or more of the Borrower and its Subsidiaries arising from cash management transactions. For the avoidance of doubt, in calculating the consolidated Indebtedness of the Borrower and its consolidated Subsidiaries, where one letter of credit, acceptance or bank guarantee is issued for the account of the Borrower or one of its Subsidiaries and which supports another letter of credit, acceptance or bank guarantee of the Borrower or such Subsidiary, the related Indebtedness shall only be included once.  For the avoidance of doubt, and without limitation of the foregoing, (x) neither the obligations of the Borrower under any Permitted Warrant Transaction nor the obligations of the Borrower under any Permitted Bond Hedge Transaction shall constitute Indebtedness and (y) Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof.

Notwithstanding the preceding, “Indebtedness” of a Person shall not include:

(1)                                 any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens;

(2)                                 any obligation arising from agreements of such Person providing for indemnification, adjustment of purchase price, earn outs, or similar contingent obligations, in each case, incurred or assumed in connection with the Disposition or acquisition of any business, assets or capital stock of a Subsidiary in a transaction permitted by this Agreement;

(3)                                 obligations in respect of worker’s compensation claims, self-insurance obligations and obligations under completion guaranties, in each case incurred by the Borrower or a Subsidiary in the ordinary course of its business or consistent with past practice or ordinary course industry norms; or

(4)                                 any Performance Contingent Obligations.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intellectual Property Security Agreement” has the meaning specified in the Security and Pledge Agreement.

“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders; provided that:

(i)                                     any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) purchased by the Borrower in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith).

“Permitted Convertible Indebtedness” means senior, unsecured Indebtedness of the Borrower that is convertible into shares of common stock of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower.

“Permitted Credit Agreement Refinancing Indebtedness” has the meaning assigned to such term in Section 7.02(o).

“Permitted First Priority Refinancing Indebtedness” has the meaning assigned to such term in Section 7.02(o).

“Permitted Ichthys Charges” means, as to any test period, charges incurred by the Borrower directly attributable to the Ichthys Project, in an aggregate amount during the term of this Agreement not to exceed $50 million.

“Permitted L/C Party” means the Borrower, any Subsidiary of the Borrower and any Joint Venture.

“Permitted Liens” means the Liens permitted by Section 7.01.

“Permitted Non-Recourse Indebtedness” means Indebtedness of a Project Finance Subsidiary incurred in connection with the acquisition, construction, repair, improvement or operation by such Project Finance Subsidiary of any property which, to the extent secured by a Lien on any asset of the Borrower or any Subsidiary, is secured pursuant to a Lien permitted by Section 7.01(i); provided that (a) recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited to (i) such property, (ii) such Project Finance Subsidiary and Equity Interests issued by such Project Finance Subsidiary, and (iii) Persons other than the Borrower or any other Subsidiary (other than another Project Finance Subsidiary); (b) except for Performance Contingent Obligations, neither the Borrower nor any Subsidiary (other than a Project Finance Subsidiary) (i) otherwise provides any direct or indirect credit support, including any undertaking, agreement or instrument that would constitute Indebtedness or (ii) is otherwise directly or indirectly liable for such Indebtedness, and (c) no default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), according to the terms thereof, any holder (or any representative of any such holder) of any other Indebtedness (other than Project Financing) of the Borrower or such Subsidiary (other than a Project Finance Subsidiary and Subsidiaries thereof) in excess of $50,000,000, in the aggregate, to declare a default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund or maturity, together with any refinancings, refundings, renewals or extensions of any such debt; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to an accrued and unpaid interest and premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, refunding, renewal or extension and (ii) such Indebtedness complies with items (a), (b) and (c) above.

“Permitted Refinancing Amendment” means an amendment to this Agreement executed by the Borrower, the Administrative Agent, each Permitted Refinancing Lender and Lender that agrees to provide any portion of the Permitted Credit Agreement Refinancing Indebtedness being incurred pursuant to Section 2.15, and, in the case of Permitted Refinancing Revolving Credit Commitments or Permitted Refinancing Revolving Loans, each L/C Issuer and the Swing Line Lender.

“Permitted Refinancing Commitments” means the Permitted Refinancing Revolving Credit Commitments and the Permitted Refinancing Term Loan Commitments.

“Permitted Refinancing Lender” means, at any time, any bank, other financial institution or institutional investor that agrees to provide any portion of any Permitted Credit Agreement Refinancing Indebtedness pursuant to a Permitted Refinancing Amendment in accordance with Section 2.15; provided, each Permitted Refinancing Lender shall be subject to the Administrative Agent’s reasonable consent (solely to the extent such consent would be required for an assignment to any such Lender pursuant to Section 10.06) and, in the case of Permitted Refinancing Revolving Credit Commitments or Permitted Refinancing Revolving Loans, each L/C Issuer and the Swing Line Lender, in each case, to the extent any such consent would be required under Section 10.06 for an assignment of Loans or Commitments to such Permitted Refinancing Lender.

“Permitted Refinancing Loans” means the Permitted Refinancing Revolving Loans and the Permitted Refinancing Term Loans.

“Permitted Refinancing Revolving Credit Commitments” means one or more classes of revolving credit commitments hereunder or extended Revolving Credit Commitments that result from a Permitted Refinancing Amendment.

“Permitted Refinancing Revolving Loans” means the Revolving Credit Loans made pursuant to any Permitted Refinancing Revolving Credit Commitment.

“Permitted Refinancing Term Loan Commitments” means one or more classes of term loan commitments hereunder that result from a Permitted Refinancing Amendment.

“Permitted Refinancing Term Loans” means one or more classes of Term Loans that result from a Permitted Refinancing Amendment.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Bond Hedge Transaction and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the board of directors of the Borrower, or a committee thereof, in good faith).

“Person” means any natural person, corporation, limited liability company, trust, Joint Venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Borrower or any such Plan to which the Borrower is required to contribute on behalf of any of its employees, and with respect to a Pension Plan or Multiemployer Plan, any such Plan maintained or contributed to by an ERISA Affiliate of the Borrower.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Amount” has the meaning specified in Section 2.05(d).

“Prepayment Date” has the meaning specified in Section 2.05(d).

“Project Finance Subsidiary” means (a) a Subsidiary of the Borrower designated as a “Project Finance Subsidiary” by the Borrower as set forth on Schedule 1.01(b) and (b) any Person which is not a Subsidiary of the Borrower in which the Borrower or any of its Subsidiaries holds a minority interest with respect to which the Borrower’s share of the earnings of such Person are included in the consolidated financial statements of the Borrower and its consolidated Subsidiaries; provided that in the case of clauses (a) and (b) of this definition, (i) such Subsidiary or other Person (A) is a special-purpose entity created solely to construct, acquire, own and/or operate an asset or project, or to provide services thereto, that will be or is financed solely with Project Financing for such asset or project and related equity investments in, loans to, or capital contributions in, such Person that are not prohibited hereby, or (B) a Subsidiary or other Person whose principal purpose is to own Equity Interests in such special purpose entity and substantially all of the assets of such Subsidiary or other Person consists of such Equity Interests and (ii) such Subsidiary has no Indebtedness for borrowed money other than Project Financing.

“Project Financing” means Indebtedness and other obligations that (a) are incurred by a Project Finance Subsidiary, (b) to the extent secured on any assets of the Borrower or any Subsidiary, are secured by a Lien of the type permitted under Section 7.01(i), and (c) constitute Permitted Non-Recourse Indebtedness.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or the exercise of any option, warrant or other right to acquire any such dividend or other distribution or payment; provided, that for the avoidance of doubt, any payments of accrued interest pursuant to the terms of any debt security convertible into Equity Interests shall not constitute a Restricted Payment. For the avoidance of doubt, neither the exercise and settlement nor the termination of any Permitted Bond Hedge Transaction shall constitute a Restricted Payment.

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require (including, without limitation, in connection with any payment or repayment of Loans); and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (v) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(c).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(c), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. Unless the context shall otherwise require, the term “Revolving Credit Commitment” shall include any amount by which the Revolving Credit Commitments are increased pursuant to a Revolving Credit Increase.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its outstanding Loans (other than Swing Line Loans made by such Lender in its capacity as Swing Line Lender) and the aggregate Outstanding Amount of such Lender’s participation in L/C Obligations and Swing Line Loans at such time under the Revolving Credit Facility.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Increase Lender” has the meaning specified in Section 2.14(a).

“Revolving Credit Lender” means, at any time, (a) so long as any Revolving Credit Commitment is in effect, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving replacements or substitutions thereof), in an aggregate amount not to exceed $50,000,000 at any time outstanding under this clause (f);

(g)                                  Indebtedness of any Person that becomes a direct or indirect Subsidiary of the Borrower or is merged or consolidated into the Borrower or a Subsidiary after the Closing Date, or related to any asset acquired after the Closing Date pursuant to a Permitted Acquisition or any other acquisition permitted hereunder, and any modification, replacement, renewal, refinancing or extension thereof (which such modification, replacement, renewal, refinancing or extension shall not increase the principal amount thereof except by an amount equal to all accrued and unpaid interest and premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing); provided that (A) such Indebtedness was not incurred in anticipation of such acquisition, (B) neither the Borrower nor any Subsidiary (other than the acquired Subsidiaries or the Person into which such Person is merged or consolidated) is an obligor with respect to such Indebtedness and (C) such Indebtedness is either unsecured or secured solely by Liens on assets of the acquired Subsidiary, or on the acquired assets, permitted by, and within the limitations set forth in Section 7.01(f);

(h)                                 Indebtedness secured by Liens permitted by Section 7.01(n) in an aggregate outstanding principal amount not to exceed under this clause (h) the greater of (i) $40,000,000 and (ii) 10.00% of Consolidated EBITDA for the most recently completed Measurement Period;

(i)                                     Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed under this clause (i) the greater of (i) $40,000,000 and (ii) 10.00% of Consolidated EBITDA for the most recently completed Measurement Period;

(j)                                    obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including Secured Bilateral L/C Obligations) in respect of bids, tenders, trade contracts, governmental contracts and leases, construction contracts, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and either (i) consistent with past practices or (ii) reasonably necessary for the operation of the business of the Borrower and its Subsidiaries as determined by the Borrower or such Subsidiary in good faith, in each case including, for the avoidance of doubt, any such obligations with respect to any Joint Venture; provided that the aggregate amount of Secured Bilateral L/C Obligations shall not exceed (excluding those back-stopped by a Letter of Credit), at any time outstanding, (x) the greater of (i) $200,000,000 and (ii) 50% of Consolidated EBITDA for the most recently completed Measurement Period plus (y) at any time after the issuance by the Borrower or a Restricted Subsidiary of Permitted Convertible Indebtedness in an aggregate principal amount not less than $300,000,000, an additional $100,000,000 solely with respect to Secured Bilateral L/C Obligations consisting of or arising from the issuance of Performance Letters of Credit;

(k)                                 intercompany Indebtedness owing:

(i)                                     by a Loan Party to a Loan Party;

(ii)                                  by a non-Loan Party (other than a Project Finance Subsidiary) to a non-Loan Party;

(iii)                               by a non-Loan Party (other than a Project Finance Subsidiary) to a Loan Party (so long as the Investment by such Loan Party is permitted by Section 7.03);

(iv)                              by a Loan Party to a non-Loan Party (other than a Project Finance Subsidiary) that is subordinated to the Obligations of such Loan Party under the Facilities and is in an aggregate outstanding principal amount at the time of incurrence thereof not to exceed under this clause (k)(iv) the greater of (A) $100,000,000 and (B) 25.00% of Consolidated EBITDA for the most recently completed Measurement Period;

(v)                                 by (A) a Project Finance Subsidiary to the Borrower or another Subsidiary (including another Project Finance Subsidiary) or (B) the Borrower or a Subsidiary (other than a Project Finance Subsidiary) to a Project Finance Subsidiary, in each case under clause (A) or (B) to the extent such loan constitutes an Investment permitted by Section 7.03, provided that in the case of clause (B), any such Indebtedness is subordinated to the Obligations of such Subsidiary (if any) under the Facilities and is in an aggregate outstanding principal amount at the time of incurrence thereof not to exceed under this clause (k)(v) the greater of (1) $75,000,000 and (2) 20.00% of Consolidated EBITDA for the most recently completed Measurement Period;

(l)                                     Indebtedness constituting Project Financing;

(m)                             unsecured Indebtedness of the Borrower or any Subsidiary so long as (i) no Default has occurred and is continuing either immediately before or immediately after the issuance thereof, and (ii) immediately before and after giving pro forma effect to such Indebtedness, (A) the Consolidated Leverage Ratio is less than or equal to a level 0.25 to 1.00 less than the then applicable Consolidated Leverage Ratio required by Section 7.11(b) and (B) the Borrower and its Subsidiaries shall be in pro forma compliance with the financial covenant set forth in Section 7.11(a), and (iii) except in the case of the issuance of Permitted Convertible Indebtedness, the final maturity date and weighted average life to maturity of such Indebtedness shall not be prior to or shorter than that applicable to the latest Maturity Date then in effect under any of the Facilities, and (iv) the terms and conditions of such Indebtedness (including any financial covenants) are not materially more restrictive, taken in the aggregate, than the terms of the Facilities, except to the extent (x) necessary to provide for additional or different covenants or other terms applicable only during the period after the latest Maturity Date of each other then existing Facility, (y) such terms are added in the Loan Documents for the benefit of the Lenders pursuant to an amendment hereto or thereto subject solely to the reasonable satisfaction of the Administrative Agent or (z) otherwise reasonably acceptable to the Administrative Agent;

(n)                                 Indebtedness relating to insurance premium financings incurred in the ordinary course of business; and

(o)                                 Indebtedness (“Permitted Credit Agreement Refinancing Indebtedness”) issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, any class of existing Term Loans or any existing Revolving Credit Loans (or unused Revolving Credit Commitments), or any then-existing Permitted Credit Agreement Refinancing Indebtedness, and constituting any of the following: (A) secured Indebtedness (“Permitted First Priority Refinancing Indebtedness”) in the form of one or more series of senior secured notes that is secured by the Collateral on a pari passu basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Indebtedness, including any Registered Equivalent Notes issued in exchange therefor; (B) secured Indebtedness in the form of one or more series of secured notes or secured loans that is secured by the Collateral on a junior priority basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Indebtedness, including any Registered Equivalent Notes issued in exchange therefor; (C) unsecured Indebtedness in the form of one or more series of senior unsecured notes or loans, including any Registered Equivalent Notes issued in exchange

(d)                                 Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments (including Equity Interests) received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) received in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Borrower or any Subsidiary, or as security for any such Indebtedness or claim;

(e)                                  Guarantees permitted by Section 7.02, together with any payment thereunder;

(f)                                   Investments existing on the date hereof (after giving effect to the Acquisition) and, with respect to each individual Investment outstanding in an amount in excess of $5,000,000, set forth on Schedule 7.03;

(g)                                  (i) the Acquisition and (ii) after the Closing Date, Investments constituting Permitted Acquisitions;

(h)                                 Investments (i) by the Borrower directly, or through one or more of its Subsidiaries, in one or more Subsidiaries organized under the laws of Australia; provided that any such Investments in reliance on this clause (h) shall (A) not exceed an amount equal to the sum of (1) the amount of proceeds received from Term A-1 Loans and Term A-2 Loans plus (2) $50,000,000 (such amount to be increased to $150,000,000 after the issuance by the Borrower or a Restricted Subsidiary of Permitted Convertible Indebtedness in an aggregate principal amount not less than $300,000,000) and (B) be made solely for the purposes set forth in Section 6.11(b) and (ii) by such Australian Subsidiaries of such funds in JKC Australia LNG Pty Ltd.;

(i)                                     Investments by the Borrower or any Subsidiary in Joint Ventures, Project Finance Subsidiaries and Minority Investments (including a new Joint Venture or Project Finance Subsidiary that becomes such pursuant to such Investment) in an aggregate amount outstanding in reliance on this clause (i) not to exceed (i) the aggregate amount of all such Investments existing on the Closing Date plus (ii) an additional amount after the Closing Date equal to the greater of (A) $100,000,000 and (B) 25.00% of Consolidated EBITDA for the most recently completed Measurement Period;

(j)                                    other Investments by the Borrower and its Subsidiaries in an aggregate outstanding amount at any time not to exceed the Cumulative Available Amount in effect at such time; provided that Investments under this Section 7.03(j) shall be permitted on an unlimited basis so long as (i) no Default or Event of Default has occurred and is continuing at the time of, or would result from, such Investment and (ii) after giving pro forma effect thereto (including any incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Leverage Ratio is less than or equal to 2.75 to 1.00 at the time of such Investment;

(k)                                 lease, utility and other similar deposits in the ordinary course of business;

(l)                                     Investments acquired by the Borrower or a Subsidiary as a result of a foreclosure by, or other transfer of title to, the Borrower or a Subsidiary with respect to a secured Investment;

(m)                             Investments consisting of Performance Contingent Obligations, together with any payment thereunder;

(n)                                 Swap Obligations permitted under Section 7.02(c);

(o)                                 Investments the payment for which consists of Equity Interests of the Borrower, (exclusive of Disqualified Stock), or with the proceeds received from the substantially concurrent issue of new Equity Interests (other than Disqualified Stock), so long as no Default shall have occurred and be continuing at the time of any action described in this clause (o) or would result therefrom; provided, however, that such Equity Interests and such other proceeds will not increase the amount available for Restricted Payments or other Investments under the calculation set forth in the definition of “Cumulative Available Amount”;

(p)                                 Investments to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Borrower or any Subsidiary;

(q)                                 promissory notes and other non-cash consideration received by the Borrower and its Subsidiaries in connection with any Disposition permitted hereunder;

(r)                                    Investments consisting of Guarantees in the ordinary course of business to support the obligations of any Subsidiary under its worker’s compensation and general insurance agreements;

(s)                                   other Investments made after the Closing Date, the amount of which at any time outstanding in reliance on this clause (s) shall not exceed the greater of (i) $75,000,000 and (ii) 20.00% of Consolidated EBITDA for the most recently completed Measurement Period;

(t)                                    Investments held to meet obligations of the Borrower and its Subsidiaries to pay benefits under non-qualified retirement and deferred compensation plans maintained for the benefit of employees in the ordinary course of its business and consistent with past practice or ordinary course industry norms; ~~and~~

(u)                                 Investments made by Project Finance Subsidiaries (other than in the Borrower or any Subsidiary that is not a Project Finance Subsidiary); and

(v)                                 the purchase of any Permitted Bond Hedge Transaction by the Borrower and the performance of its obligations thereunder;

provided that the amount of any Investment at any time outstanding shall be computed as provided in the definition of “Investments” herein.

For purposes of determining compliance with this Section 7.03, in the event that any Investment meets the criteria of more than one of the categories described in Section 7.03(a) through (u), the Borrower will be permitted to classify such Investment and later reclassify all or a portion of such Investment in any manner that complies with this Section 7.03. In addition, an Investment need not be permitted solely by reference to one provision permitting such Investment but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.03 permitting such Investment.

7.04                        Fundamental Changes. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)                                 any Subsidiary may consolidate, merge or amalgamate with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries (other than a Project Finance Subsidiary), provided that (A) when any Loan Party is merging,

(i)                                     at the time of such Disposition, no Default or Event of Default shall exist or would result from such Disposition except if such Disposition is made pursuant to an agreement entered into at a time when no Default or Event of Default exists,

(ii)                                  such Disposition is made for fair market value (as reasonably determined by the Borrower and measured as of the date a legally binding commitment for such Disposition was entered into),

(iii)                               the consideration received shall be no less than 75% in cash, Cash Equivalents and/or Designated Non-Cash Consideration (with no more than 25% of the aggregate consideration being in the form of Designated Non-Cash Consideration), as such percentages are measured as of the date a legally binding commitment for such Disposition was entered into, and

(iv)                              Net Cash Proceeds thereof are applied in accordance with Section 2.05(b);

(r)                                    any Exempt Sale and Leaseback Transaction; and

(s)                                   the unwinding of Swap Obligations permitted hereunder or any Permitted Bond Hedge Transaction permitted hereunder;

provided, however, that any Disposition pursuant to this Section 7.05 (other than pursuant to clauses (a), (d), (j), (l), (o) or (p)) shall be for no less than the fair market value of such property at the time of such Disposition (as reasonably determined by the Borrower). For the purposes of Subsection 7.05(p), the following shall be deemed to be cash: (1) the assumption of Indebtedness of the Borrower (other than Disqualified Stock of the Borrower) or any Subsidiary and the release of the Borrower or such Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Disposition, and (2) Indebtedness of any Subsidiary that is no longer a Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Disposition.

7.06                        Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except that:

(a)                                 each Subsidiary may declare and make Restricted Payments to any Loan Party and any other Person that owns a direct Equity Interest in such Subsidiary, either (i) ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made or (ii) on a non-pro rata basis either (A) where required by Organization Documents or agreements existing as of the Closing Date or (B) where the aggregate amount of all distributions to Persons other than the Borrower or a Subsidiary that are in excess of the pro rata share of such Restricted Payments that would otherwise be owing to such Persons does not exceed $10,000,000 in the aggregate during the term of the Facilities, so long as no Default shall have occurred and be continuing at the time of any action described in this clause (a) or would result therefrom;

(b)                                 the Borrower and each Subsidiary may declare and make any Restricted Payment payable solely in Equity Interests (other than Disqualified Stock) of such Person, so long as no Default shall have occurred and be continuing at the time of any action described in this clause (b) or would result therefrom;

(c)                                  the Borrower and each Subsidiary may declare or make any Restricted Payment in exchange for, or with the proceeds received from the substantially concurrent issue of, new Equity

(j)                                    the Borrower may purchase Equity Interests of the Borrower and any warrants or other rights with respect to Equity Interests of the Borrower from its employees, officers and directors by net exercise, pursuant to the terms of any employee stock option, restricted stock or incentive stock plan;

(k)                                 the Borrower may issue and sell its Equity Interests (excluding Disqualified Stock) to the extent not constituting a Change of Control;

(l)                                     the Borrower or any Subsidiary may declare and make dividends or distributions on account of redemption to holders of any class or series of Disqualified Stock of the Borrower or any Subsidiary issued or incurred in compliance with Section 7.02 to the extent such redemption is otherwise permitted hereunder;

(m)                             the Borrower may (i) purchase or pay cash in lieu of fractional shares of its Equity Interests arising out of stock dividends, splits, or business combinations or in connection with issuance of Equity Interests (excluding Disqualified Stock) of the Borrower pursuant to mergers, consolidations or other acquisitions permitted by this Agreement, (ii) pay cash in lieu of fractional shares upon the exercise of warrants, options or other securities convertible into or exercisable for Equity Interests (excluding Disqualified Stock) of the Borrower, and (iii) make payments in connection with the retention of Equity Interests (excluding Disqualified Stock) in payment of withholding taxes in connection with equity-based compensation plans to the extent that net share settlement arrangements are deemed to be repurchases;

(n)                                 the Borrower or any Subsidiary may issue and sell any Disqualified Stock (including any Permitted Convertible Indebtedness) to the extent permitted under Section 7.02;

(o)                                 the Borrower and each Subsidiary may make the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (so long as, during any interim period, any calculation or measurement hereunder is made assuming such amount has been declared and paid); ~~and~~

(p)                                 the Borrower or any Subsidiary may repurchase, redeem, defease or otherwise acquire Disqualified Stock of the Borrower or any Subsidiary with the net cash proceeds from a substantially concurrent issuance of Disqualified Stock pursuant to Section ~~7.02.~~7.02;

(q)                                 the Borrower may make any payments required by the terms of, and otherwise perform its obligations under, any Permitted Convertible Indebtedness (including, without limitation, making payments of principal at maturity and/or making payments of cash upon conversion thereof), provided that the aggregate amount of cash paid in reliance on this clause (q) shall not exceed the stated principal amount of such Permitted Convertible Indebtedness;

(r)                                    the Borrower may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction;

(s)                                   the Borrower may make any payments required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments due upon exercise and settlement or termination thereof); and

(t)                                    the Borrower may issue and sell any Permitted Warrant Transaction substantially concurrently with any issuance or sale of Permitted Convertible Indebtedness permitted hereunder.

Commitments, Term A-2 Commitments and Performance Letter of Credit Commitments, if applicable, to be terminated, in each case in accordance with this Agreement as a result of such breach, and such declaration has not been rescinded) (any such Event of Default with respect to Section 7.11, a “Financial Covenant Event of Default”); or

(c)                                  Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after a Responsible Officer of any Loan Party has actual knowledge thereof or notice thereof is given to such Loan Party by the Administrative Agent; or

(d)                                 Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or, with respect to representations and warranties modified by materiality standards, in any respect) when made or deemed made; or

(e)                                  Cross-Default. (i) Any Loan Party or any Significant Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee of more than the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded (other than by a regularly-scheduled required payment, mandatory prepayments from proceeds of asset sales, debt incurrence, excess cash flow, equity issuances and insurance proceeds, and mandatory payments due by reason of, and in an amount required to, eliminate the effect of currency fluctuations or the conversion of any ~~convertible securities in exchange for Equity Interests (other than Disqualified Stock)~~Permitted Convertible Indebtedness into cash, shares of the Borrower’s common stock or any combination thereof in accordance with terms of the indenture governing such Permitted Convertible Indebtedness); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Significant Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Significant Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc. Any Loan Party or any Significant Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, monitor, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, monitor, rehabilitator or similar officer is appointed without the application or consent of such Person and the

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

KBR, INC.

By:
Name:
Title:

KBR, Inc.

Credit Agreement
Signature Page